Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2014
Minot, ND – September 9, 2014 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter ended July 31, 2014.
During the three month period ended July 31, 2014, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis decreased for the three month period ended July 31, 2014 compared to the same period of the prior fiscal year. We reported a net loss available to common shareholders for the first quarter of fiscal year 2015.
For the three month period ended July 31, 2014, as compared to the same period of the prior fiscal year:
•	Revenues increased to $68.6 million from $65.1 million.
•
Total expenses increased by approximately $2.8 million, or 5.7%, in the three months ended July 31, 2014 compared to the three months ended July 31, 2013, from $49.1 million to $51.9 million. This increase was primarily due to non-cash impairment expense of $2.3 million recognized during the first quarter of fiscal year 2015.

•
FFO decreased to $18.9 million on approximately 131,332,000 weighted average shares and units outstanding, from $19.7 million on approximately 124,179,000 weighted average shares and units outstanding ($.14 per share and unit compared to $.16 per share and unit).

•
Net Loss Available to Common Shareholders, as computed under generally accepted accounting principles, was $3.0 million compared to $199,000 of Net Income Available to Common Shareholders in the same period of the prior fiscal year.

Significant Events and Transactions during the first quarter of fiscal year 2015:
•
The acquisition of two parcels of vacant land for possible future development: an approximately 35-acre parcel in Bismarck, North Dakota, for a purchase price of $4.3 million, and an approximately 10.5-acre parcel in Brooklyn Park, Minnesota, for a purchase price of $2.6 million.

•
The acquisition of two multi-family residential properties in Rapid City, South Dakota for a purchase price totaling $18.3 million, adding approximately 204 units to the Company's multi-family residential portfolio.

•	The disposition of a commercial office property in Edina, Minnesota, and a commercial industrial property in Eagan, Minnesota, for a total sale price of $6.7 million.
•
The placement into service of the Company's 44-unit Dakota Commons multi-family residential property in Williston, North Dakota, and of 54 units of the approximately 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which the Company has an approximately 70% interest.

•
The commencement of construction on the following development or redevelopment projects:  71 France (Phase I), an approximately 109-unit multi-family residential development in Edina, Minnesota; Edina 6565 France SMC III, an approximately 72,012 square foot medical office building in Edina, Minnesota; PrairieCare Medical, an approximately 75,000 square foot healthcare property in Brooklyn Park, Minnesota; Deer Ridge, an approximately 163-unit multi-family residential property in Jamestown, North Dakota; Minot Wells Fargo Bank, an approximately 4,998 square foot office property in Minot, North Dakota; and Roseville 3075 Long Lake Rd, an approximately 202,807 square foot industrial property in Roseville, Minnesota.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "Our results for the quarter continued to be solid, led by revenue increases from properties acquired and development projects placed in service in fiscal years 2015 and 2014.  Rental revenue from our same-store properties also increased during the quarter, compared to the same quarter of the prior fiscal year, as high occupancy, specifically in our multi-family segment, provided revenue growth.  We also continued to execute on our strategic plan, identifying properties for sale and disposing of older assets and reallocating the capital into accretive developments and multi-family acquisitions. During the quarter, we disposed of an office property in Edina, Minnesota, and an industrial property in Eagan, Minnesota and we placed in service our 44-unit Dakota Commons multi-family residential property in Williston, North Dakota. We also have substantial additional development activity underway, with over 1,400 multi-family residential units under construction or recently completed at the end of the quarter, and two commercial medical properties totaling approximately 147,000 square feet, in Edina, Minnesota and Brooklyn Park Minnesota, targeted for completion in the second quarter of fiscal year 2016. I am pleased with our continued progress during the quarter toward achieving our goal of an improved portfolio emphasizing our multi-family and healthcare segments."
______________________________
1    The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by approximately $895,000, or 2.3%, during the three-month period ended July 31, 2014, compared to the same period one year ago. Non-same-store properties accounted for approximately $794,000 of the increase, while NOI from same-store properties3 increased by approximately $101,000.
First quarter same-store NOI compared to the same quarter of the prior fiscal year increased primarily due to an increase in rental revenue of $918,000.  Increased rental revenue was realized in all segments across the portfolio due to increased or stabilized occupancy with the largest increase occurring in the multi-family residential segment.  This increase in rental revenue was offset by a decrease in tenant reimbursements of $671,000 which occurred primarily in our commercial office segment and by increased real estate expenses of $146,000 in all segments combined.
Occupancy as of July 31, 2014 compared to July 31, 2013 increased in four of our five reportable segments (multi-family residential, commercial healthcare, commercial industrial and commercial retail), decreasing slightly in our commercial office segment, on a same-store basis. Occupancy increased in all segments on an all-property basis. The increased occupancy in the commercial industrial segment is due to the lease-up of 90,363 square feet at the Company's Urbandale, Iowa property, which raised occupancy in that segment to 100%. The increased occupancy in the commercial retail segment is primarily due to the lease-up of an anchor location for 84,338 square feet at the Company's Jamestown Buffalo Mall property in Jamestown, North Dakota. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.
Occupancy Levels on a Same-Store Property and All Property Basis:
	Same-Store Properties(a)		All Properties
	As of July 31,		As of July 31,
Segments	Fiscal 2015	Fiscal 2014	Fiscal 2015	Fiscal 2014
Multi-Family Residential	93.8%	93.4%	93.4%	92.8%
Commercial Office	81.3%	81.5%	81.3%	80.8%
Commercial Healthcare	96.3%	95.4%	96.5%	95.4%
Commercial Industrial	100.0%	91.0%	100.0%	79.8%
Commercial Retail	86.3%	81.9%	86.3%	80.3%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
FY2015 -	Multi-Family Residential -
Colonial Villa, Burnsville, MN; Cypress Court, St. Cloud, MN;  Dakota Commons, Williston, ND; Homestead Garden, Rapid City, SD; Landing at Southgate, Minot, ND; Pinecone Villas, Sartell, MN;  Renaissance Heights I, Williston, ND; River Ridge, Bismarck, ND; Silver Springs, Rapid City, SD and Southpoint, Grand Forks, ND.
Total number of units, 1,102.

	Commercial Healthcare -	Spring Creek Fruitland, Fruitland, ID. Total rentable square footage, 39,500.
	Commercial Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 17,750.

FY2014 -	Multi-Family Residential -	Colonial Villa, Burnsville, MN Total number of units, 240.
	Commercial Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 17,750.

Sold -	Commercial Office -	Dewey Hill Business Center, Edina, MN. NOI for the three months ended July 31, 2014 and 2013, respectively, $2 and $(1).
	Commercial Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN. NOI for the three months ended July 31, 2014 and 2013, respectively, $5 and $(51).
	Commercial Retail -	Weston Retail, Weston, WI. NOI for the three months ended July 31, 2014 and 2013, respectively, $0 and $(10).

______________________________
2	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Same-store properties are properties owned or in service for the entirety of the periods being compared, and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multi-family residential properties and 85% for commercial office, healthcare, industrial and retail properties.

Acquisitions, Development Projects Placed in Service and Dispositions
During the first quarter of fiscal year 2015, the Company closed on its acquisitions of:
•
a 152-unit multi-family residential property in Rapid City, South Dakota, on approximately 10.0 acres of land, for a purchase price of $15.0 million, of which $9.9 million consisted of the assumption of existing debt, with the remainder paid in cash;

•
a 52-unit multi-family residential property in Rapid City, South Dakota, on approximately 2.0 acres of land, for a purchase price of $3.3 million, of which $2.3 million consisted of the assumption of existing debt, with the remainder paid in cash;

•	an approximately 35-acre parcel of vacant land in Bismarck, North Dakota, acquired for possible future development, for a purchase price of $4.3 million, paid in cash;
•	an approximately 10.5-acre parcel of vacant land in Brooklyn Park, Minnesota, acquired for development as the PrairieCare Medical project, for a purchase price of $2.6 million, paid in cash; and
•	an approximately 55.3% interest in a joint venture entity currently constructing the 71 France Phase I project in Edina, Minnesota, a 109-unit multi-family residential property.
Also during the first quarter of fiscal year 2015, the Company placed in service the Company's 44-unit Dakota Commons multi-family residential property in Williston, North Dakota, and 54 units of the approximately 288-unit Renaissance Heights multi-family residential property in Williston, North Dakota, in which the Company has an approximately 70% interest.
During the first quarter of fiscal year 2015, the Company sold one commercial office property and one commercial industrial property for a total sales price of $6.7 million. The Company also demolished a building at a commercial retail property in Weston, Wisconsin.
Strategic Dispositions
The Company recognized a non-cash impairment loss of $2.3 million and a non-cash loss on sale of $3.0 million in the first quarter of fiscal year 2015. Under the Strategic Plan approved by the Company's Board of Trustees, the Company plans to continue its focus on identifying for disposition properties whose location, age, or need for significant tenant improvements or capital expenditures suggest that the Company's investment may be better deployed elsewhere. In particular, the Company expects to identify properties in its commercial office, industrial and retail segments as candidates for disposition as the Company continues to execute on the Strategic Plan. In the first quarter of fiscal year 2015, the Company's revision of its holding period assumptions for 3 properties identified for disposition resulted in the above-referenced $2.3 million impairment charge, and the Company's disposition of 3 properties pursuant to the Strategic Plan resulted in the recognition of the above-referenced $3.0 million loss on sale.
Mortgages Payable
The Company's mortgages payable include a non-recourse $122.6 million CMBS loan, for which nine of the Company's commercial office properties serve as collateral and under which a special-purpose subsidiary of the Company is the borrower. This loan matures in October 2016. Because the loan amount significantly exceeds the Company's current estimate of the fair value of this nine-property portfolio, the Company contacted the master servicer to initiate discussions on various alternatives with regard to the loan. During the first quarter of fiscal year 2015, the Company was notified that the loan has been transferred to the special servicer. The Company cannot predict the outcome of discussions with the special servicer regarding the loan. Cash flow from the portfolio currently covers debt service on the loan, and to date the borrower is current on all payments under the loan.
Shareholder Equity, Distributions and Capital Structure
As of July 31, 2014, IRET had a total capitalization of $2.4 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On July 1, 2014, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 173rd consecutive distribution. IRET also paid, on June 30, 2014, a quarterly distribution of $0.5156 per share on its Series A preferred shares and a quarterly distribution of $0.4968 per share on its Series B preferred shares.

Distribution Declared.  Subsequent to the end of the first quarter of fiscal year 2015, on September 3, 2014, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable October 1, 2014 to common shareholders and unitholders of record on September 15, 2014. Also on September 3, 2014, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable September 30, 2014 to Series A preferred shareholders of record on September 15, 2014, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable September 30, 2014 to Series B preferred shareholders of record on September 15, 2014.
Conference Call Information
The Conference Call for 1st Quarter Earnings is scheduled for Wednesday, September 10, 2014 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-877-509-9785
International Toll Free Number: 1-412-902-4132
Canada Toll Free Number: 1-855-669-9657
A webcast and transcript of the call will be archived on the "Investor Info/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 96 multi-family residential properties with 11,080 apartment units; and 64 commercial office properties, 67 commercial healthcare properties (including senior housing), 7 commercial industrial properties and 25 commercial retail properties with a total of approximately 10.2 million square feet of leasable space.  IRET common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2014 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
	(in thousands, except share data)
	July 31, 2014	April 30, 2014
ASSETS
Real estate investments
Property owned	$2,025,327	$1,996,031
Less accumulated depreciation	(435,317)	(424,288)
	1,590,010	1,571,743
Development in progress	131,862	104,609
Unimproved land	24,772	22,864
Total real estate investments	1,746,644	1,699,216
Real estate held for sale	6,508	2,951
Cash and cash equivalents	60,620	47,267
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $717 and $796, respectively	27,286	27,096
Accounts receivable, net of allowance of $306 and $248, respectively	7,013	10,206
Real estate deposits	3,741	145
Prepaid and other assets	3,428	4,639
Intangible assets, net of accumulated amortization of $25,497 and $24,071, respectively	31,478	32,639
Tax, insurance, and other escrow	20,451	20,880
Property and equipment, net of accumulated depreciation of $2,140 and $2,041, respectively	1,641	1,681
Goodwill	1,951	1,100
Deferred charges and leasing costs, net of accumulated amortization of $22,237 and $21,068, respectively	20,677	21,072
TOTAL ASSETS	$1,931,767	$1,869,221
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$62,517	$59,105
Revolving line of credit	35,500	22,500
Mortgages payable	1,017,574	997,689
Other	83,666	63,178
TOTAL LIABILITIES	1,199,257	1,142,472
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	6,313	6,203
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2014 and April 30, 2014, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at July 31, 2014 and April 30, 2014, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 114,762,774 shares issued and outstanding at July 31, 2014, and 109,019,341 shares issued and outstanding at April 30, 2014)	884,415	843,268
Accumulated distributions in excess of net income	(407,052)	(389,758)
Total Investors Real Estate Trust shareholders' equity	616,037	592,184
Noncontrolling interests – Operating Partnership (17,975,440 units at July 31, 2014 and 21,093,445 units at April 30, 2014)	84,250	105,724
Noncontrolling interests – consolidated real estate entities	25,910	22,638
Total equity	726,197	720,546
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,931,767	$1,869,221

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2014 and 2013

	(in thousands, except per share data)
	Three Months Ended July 31
	2014	2013
REVENUE
Real estate rentals	$57,126	$53,623
Tenant reimbursement	10,711	11,475
TRS senior housing revenue	793	0
TOTAL REVENUE	68,630	65,098
EXPENSES
Depreciation/amortization related to real estate investments	16,184	18,056
Utilities	4,681	4,923
Maintenance	7,764	7,729
Real estate taxes	8,501	8,375
Insurance	1,736	1,301
Property management expenses	4,630	4,135
Other property expenses	206	177
TRS senior housing expenses	693	0
Administrative expenses	3,485	2,524
Advisory and trustee services	179	229
Other expenses	612	679
Amortization related to non-real estate investments	872	944
Impairment of real estate investments	2,320	0
TOTAL EXPENSES	51,863	49,072
Gain on involuntary conversion	0	966
Operating income	16,767	16,992
Interest expense	(14,664)	(14,596)
Interest income	560	188
Other income	131	22
Income before loss on sale of real estate and other investments and income from discontinued operations	2,794	2,606
Loss on sale of real estate and other investments	(2,993)	0
(Loss) income from continuing operations	(199)	2,606
Income from discontinued operations	0	610
NET (LOSS) INCOME	(199)	3,216
Net loss (income) attributable to noncontrolling interests – Operating Partnership	402	(50)
Net income attributable to noncontrolling interests – consolidated real estate entities	(354)	(88)
Net (loss) income attributable to Investors Real Estate Trust	(151)	3,078
Dividends to preferred shareholders	(2,879)	(2,879)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(3,030)	$199
(Loss) earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$(.03)	$.00
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.00	.00
NET (LOSS) INCOME PER COMMON SHARE – BASIC AND DILUTED	$(.03)	$.00
DIVIDENDS PER COMMON SHARE	$.1300	$.1300

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2014 and 2013

Three Months Ended July 31,	(in thousands, except per share amounts)
	2014			2013
	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$(151)			$3,078
Less dividends to preferred shareholders	(2,879)			(2,879)
Net income available to common shareholders	(3,030)	111,039	$(0.03)	199	102,358	$0.00
Adjustments:
Noncontrolling interest – Operating Partnership	(402)	20,293		50	21,821
Depreciation and amortization(1)	17,037			19,555
Impairment of real estate investments	2,320			1,803
Gain on depreciable property sales	2,993			(1,943)
Funds from operations applicable to common shares and Units	$18,918	131,332	$0.14	$19,664	124,179	$0.16
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $17,056 and $19,000, and depreciation/amortization from Discontinued Operations of $0 and $586, less corporate-related depreciation and amortization on office equipment and other assets of $19 and $31, for the three months ended July 31, 2014 and 2013, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2014 and 2013

Three Months Ended July 31, 2014	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$27,727	$18,846	$16,298	$1,570	$3,396	$67,837
Real estate expenses	12,221	9,327	4,416	450	1,104	27,518
Net operating income	$15,506	$9,519	$11,882	$1,120	$2,292	40,319
TRS senior housing revenue						793
TRS senior housing expenses						(693)
Depreciation/amortization						(17,056)
Administrative, advisory and trustee services						(3,664)
Impairment of real estate investments						(2,320)
Other expenses						(612)
Interest expense						(14,664)
Interest and other income						691
Income before loss on sale of real estate and other investments						2,794
Loss on sale of real estate and other investments						(2,993)
Net (loss)						$(199)

Three Months Ended July 31, 2013	(in thousands)
	Multi-Family Residential	Commercial- Office	Commercial- Healthcare	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$24,373	$19,315	$16,073	$2,038	$3,299	$65,098
Real estate expenses	10,846	9,753	4,284	454	1,303	26,640
Gain on involuntary conversion	966	0	0	0	0	966
Net operating income	$14,493	$9,562	$11,789	$1,584	$1,996	39,424
Depreciation/amortization						(19,000)
Administrative, advisory and trustee services						(2,753)
Other expenses						(679)
Interest expense						(14,596)
Interest and other income						210
Income from continuing operations						2,606
Income from discontinued operations						610
Net income						$3,216